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EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

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                                                             Three Months Ended September 30,        Nine Months Ended September 30,
                                                             -------------------------------         ------------------------------
                                                                1997               1996                  1997               1996
                                                             ---------           -----------         ---------           ----------
                                                                              (000's omitted, except per share data)


Primary:
Weighted average shares outstanding                            10,970              10,867               10,942             10,858

Net effect of dilutive employee stock options and common
  stock warrants - based on the treasury stock method
  using average market price                                    1,160                 691                1,021                605

Assumed conversion of Series D convertible preferred
  stock into common shares                                      3,000                   -                2,065                  -
                                                             --------            --------             --------           --------

Total                                                          15,130              11,558               14,028             11,463
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------

Net income                                                   $  2,636            $  1,949             $  8,083           $  5,051

Less:  Preferred stock dividends                                    -                 238                    -                706

Add:  Carrying amount of preferred stock repurchased
  over consideration paid                                           -                   -                1,906                  -
                                                             --------            --------             --------           --------

Income applicable to common stock                            $  2,636            $  1,711             $  9,989           $  4,345
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------

Income per share applicable to common stock                  $   0.17            $   0.15             $   0.71           $   0.38
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------


Fully Diluted:
Weighted average shares outstanding                            10,970              10,867               10,942             10,858

Net effect of dilutive employee stock options and common
  stock warrants - based on the treasury stock method
  using average market price                                    1,160                 691                1,021                605

Assumed conversion of Series D convertible preferred
  stock into common shares                                      3,000                   -                2,065                  -
                                                             --------            --------             --------           --------

Total                                                          15,130              11,558               14,028             11,463
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------

Net income                                                   $  2,636            $  1,949             $  8,083           $  5,051

Less:  Preferred stock dividends                                    -                 238                    -                706

Add:  Carrying amount of preferred stock repurchased
  over consideration paid                                           -                   -                1,906                  -

Income applicable to common stock                            $  2,636            $  1,711             $  9,989           $  4,345
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------

Income per share applicable to common stock                  $   0.17            $   0.15             $   0.71           $   0.38
                                                             --------            --------             --------           --------
                                                             --------            --------             --------           --------
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